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 Bateman & Co., Inc., P.C.
Certified Public Accountants

                                                          5 Briardale Court
                                                      Houston, Texas 77027-2904
                                                           (713) 552-9800
                                                         FAX (713) 552-9700
                                                       www.batemanhouston.com

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the inclusion in this Form SB-2 of U.S. Center for Energy Information, Inc., of our report dated December 10, 2004, on our audit of the financial statements of U.S. Center for Energy Information, Inc., as of June 30, 2004, and for the period then ended.


                                                  /s/ BATEMAN & CO., INC., P.C.

Houston, Texas
August 15, 2005

                                     Member
               INTERNATIONAL ASSOCIATION OF PRACTISING ACCOUNTANTS
                  Offices in Principal Cities Around The World